UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2022

Luna Innovations Incorporated
(Exact name of registrant as specified in its charter)

301 1st Street SW, Suite 200
Roanoke, VA 24011
(Address of principal executive offices, including zip code)
540-769-8400
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LUNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2022, Luna Innovations Incorporated (the “Company”) entered into amended and restated employment agreements with each of Scott Graeff, its President and Chief Executive Officer, Eugene Nestro, its Chief Financial Officer, and Brian Soller, its Chief Operating Officer (each, an “Amended Employment Agreement” and collectively the “Amended Employment Agreements”). The Amended Employment Agreements supersede each executive officer’s prior employment agreement and are based on terms recommended by the compensation consultant to the Compensation Committee of the Company.

Pursuant to the Amended Employment Agreements, Messrs. Graeff and Nestro and Dr. Soller will be employed by the Company on an “at-will” basis. The initial term of the Amended Employment Agreements is through March 31, 2025, subject to automatic renewal for one-year periods unless either party notifies the other in writing of non-renewal at least six months in advance.

Under the Amended Employment Agreements, the annual base salary and target bonus of each executive officer were updated to reflect each executive officer’s current salary and target bonus. Mr. Graeff is entitled to an annual base salary of $450,000, Mr. Nestro is entitled to an annual base salary of $325,000, and Dr. Soller is entitled to an annual base salary of $290,000, each of which is subject to review and adjustment from time to time by the Company’s Board of Directors (the “Board”) in its sole discretion. Messrs. Graeff and Nestro and Dr. Soller are eligible to earn an annual performance cash bonus at the following target and maximum percentages of their current base salaries, subject to achievement of individual and corporate performance goals to be determined by the Board:

Name	Target Bonus (% of Salary)	Maximum Bonus (% of Salary)
Scott Graeff	100%	200%
Eugene Nestro	50%	100%
Brian Soller	50%	100%

Pursuant to the Amended Employment Agreements, in the event that Messrs. Graeff’s or Nestro’s or Dr. Soller’s employment is terminated by the Company “without cause” or by one of them for “good reason” not in connection with a “change in control” (each as defined in the Amended Employment Agreements), subject to them entering into and not revoking a separation agreement that includes, among other terms, a general release of claims in favor of the Company, in a form acceptable to the Company, they will be entitled to receive the following severance benefits:

•payments equal to the then applicable base salary for a period of 12 months paid in installments on the Company’s regular payroll dates;
•if the executive officer timely elects and remains eligible for continued coverage under COBRA, continued health insurance premiums until the earliest of (i) 12 months following termination, (ii) the date he becomes eligible for substantially equivalent insurance in connection with new employment or self-employment, or (iii) the date he ceases to be eligible for COBRA continuation coverage;
•a discretionary lump sum bonus payment equal to 100% of the target bonus that executive officer would have been eligible to receive for the year in which the termination occurs which will be paid when the Company otherwise pays annual bonuses, so long as that date is no later than March 15th the year following the year in which the termination occurs; and
•acceleration of vesting for all outstanding options, restricted stock or other equity incentive awards that have time-based vesting schedules for a period of 12 months.

Pursuant to the Amended Employment Agreements, in lieu of the severance benefits described above, in the event that Messrs. Graeff’s or Nestro’s or Dr. Soller’s employment is terminated by the Company “without cause” or by one of them for “good reason” within three months prior to or 12 months following a “change in control” transaction, they will be entitled to receive the following severance benefits:

•in the case of Mr. Graeff, a payment equal to the then applicable base salary for a period of 24 months paid in a lump sum, and in the case of Mr. Nestro and Dr. Soller, a payment equal to the then applicable base salary for a period of 15 months paid in a lump sum;
•if the executive officer timely elects and remains eligible for continued coverage under COBRA, continued health insurance premiums until the earliest of (i) 18 months following termination, (ii) the date he becomes eligible for substantially equivalent insurance in connection with new employment or self-employment, or (iii) the date he ceases to be eligible for COBRA continuation coverage;

•a discretionary lump sum bonus payment equal to 200%, 125% and 125% of the target bonus that Mr. Graeff, Mr. Nestro and Dr. Soller would have been eligible to receive for the year in which the termination occurs, respectively, which will be paid when the Company otherwise pays annual bonuses, so long as that date is no later than March 15th the year following the year in which the termination occurs; and
•effective as of the later of the effective date of the change in control or the termination date, (i) for all outstanding options, restricted stock or other equity incentive awards that have time-based vesting schedules, acceleration of vesting in full, and (ii) for all outstanding options, restricted stock or other equity incentive awards that have performance-based vesting schedules, acceleration of vesting as if any performance metrics applicable or achievable in the future have been achieved at target levels.

Furthermore, in the event and effective upon a change in control, (i) for all outstanding options, restricted stock or other equity incentive awards that have time-based vesting schedules, acceleration of vesting in full and (ii) for all outstanding options, restricted stock or other equity incentive awards that have performance-based vesting schedules, such awards will be shall be converted to time-based vesting in accordance with the Company's standard time period of vesting.

The foregoing description of the Amended Employment Agreements is not complete and is qualified in its entirety by reference to the Amended Employment Agreements, which are filed as exhibits hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)Exhibits.

Exhibit	Description

10.1	Amended and Restated Employment Agreement, dated as of April 1, 2022 by and between Luna Innovations Incorporated and Scott Graeff.
10.2	Amended and Restated Employment Agreement, dated as of April 1, 2022 by and between Luna Innovations Incorporated and Eugene Nestro.
10.3	Amended and Restated Employment Agreement, dated as of April 1, 2022 by and between Luna Innovations Incorporated and Brian Soller.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated

By:	/s/ Scott A. Graeff
Scott A. Graeff President and Chief Executive Officer
Date: April 7, 2022